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                                                        EXHIBIT B
                                                               ________


                   FORM OF OPEN ACCOUNT ADVANCE

                   SUBORDINATED PROMISSORY NOTE


$_____________________                   DATED:_________________


     FOR VALUE RECEIVED, the undersigned NEES TRANSMISSION SERVICES, INC. (NEES Trans), a ____________ corporation hereby promises to pay to NEW ENGLAND ELECTRIC SYSTEM (NEES) ON DEMAND, but in any event, no later than ____________ the principal sum of ________________________ DOLLARS ($____________) or, if less, the aggregate unpaid principal amount of all advances made by NEES to NEES Trans pursuant to authority granted by orders of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 (the 1935 Act) without interest. All such advances and all payments made on account of the principal hereof shall be recorded by NEES and endorsed on the grid attached hereto which is part of this Subordinated Promissory Note.

                      TERMS OF SUBORDINATION

     (a) The principal on this Subordinated Promissory Note is and shall be subordinated in right of payment in all respects to all other indebtedness of NEES Trans to any lender which is not an "affiliate" of NEES Trans, as that term is defined in the 1935 Act (hereinafter, "Senior Debt").

     (b) Without limiting the foregoing subparagraph (a), (i) no payment on this Subordinated Promissory Note shall be made or received, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), so long as any Senior Debt remains outstanding, except that prepayments of principal on this Subordinated Promissory Note may be made and received so long as, but only so long as, at the time of such payments and immediately after giving effect thereto, no Event of Default, or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default exists under the provisions of any Senior Note or any other instrument evidencing Senior Debt or any agreement under which Senior Debt is then outstanding, and (ii) in the event of any insolvency or bankruptcy proceedings directly or indirectly involving NEES Trans, then all principal of and interest (including, without limitation, any and all interest which shall accrue after the filing of any petition in bankruptcy) on, the Senior Debt shall first be paid in full before any payment on account of principal, premium (if any) or interest is made upon
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this Subordinated Promissory Note, and in any such proceedings any payment or distribution of any kind or character, whether in cash, securities or other property, to which the holder of this Subordinated Promissory Note would be entitled if this Subordinated Promissory Note were not subordinated to the Senior Debt shall be made by the liquidating trustee or agent or other person making such payment or distribution, or by the holder of this Subordinated Promissory Note if received by him, directly to the holders of the Senior Debt to the extent necessary to make payment in full of the Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

     (c) The foregoing provisions regarding subordination are intended solely for the purpose of defining the relative rights of the holders of the Senior Debt on the one hand and the holder of this Subordinated Promissory Note on the other hand. Nothing contained herein, is intended to or shall impair, as between NEES Trans and the holder of this Subordinated Promissory Note, the obligation of NEES Trans to pay to the holder of this Subordinated Promissory Note the principal of such Subordinated Promissory Note, subject, in each case, to the rights under the foregoing subparagraphs of the holders of the Senior Debt.



                              NEES TRANSMISSION SERVICES, INC.



                              By:_______________________________
                                  Title:

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                           ADVANCES AND
                     REPAYMENTS OF PRINCIPAL

     Advances and payments of principal of this Subordinated promissory Note were made on the dates and in the amounts specified below:

     DATE    AMOUNT      AMOUNT OF      BALANCE OF    NOTATION
             OF LOAN     PRINCIPAL      PRINCIPAL     MADE BY
                         PRE-PAID OR    UNPAID
                         REPAID